UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2007

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01               Other Events.

On October 4, 2007, we issued a press release announcing that our board of directors had approved a 20 million share increase in the Company’s stock repurchase program, bringing the total current authorization to 29 million shares.  We have repurchased approximately 7 million shares under the program since its inception in February 2003, leaving approximately 22 million shares available for repurchase under the program (including the 20 million share increase approved on October 3, 2007).  Repurchases under the program may be effected through solicited or unsolicited transactions in the open market or in privately negotiated transactions.  No time limit has been placed on the duration of the share repurchase program.  The repurchases may be made at such times and in such amounts as we deem appropriate and may be discontinued at any time.  A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated October 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ William E. Franklin
William E. Franklin Senior Vice President and Chief Financial Officer

Date:  October 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 4, 2007.